Exhibit 99.1

ABM INDUSTRIES ANNOUNCES RESULTS FOR

THIRD QUARTER FISCAL 2016

Revenue Increase of 3.8% to $1.3 billion; Organic Growth of 2.2%

GAAP Continuing EPS of $0.58, Reflecting Recognition of Tax Benefit

Adjusted Continuing EPS of $0.54; 2020 Vision Progress Continues

Full Year Guidance Outlook Increased

Declaration of 202nd Consecutive Quarterly Dividend

New York, NY - September 7, 2016 - ABM (NYSE:ABM), a leading provider of facility solutions, today announced financial results for the third quarter of fiscal 2016.

($ in millions, except per share amounts)	Three Months Ended July 31,		Increase/		Nine Months Ended July 31,		Increase/
(unaudited)	2016	2015	(Decrease)		2016	2015	(Decrease)

Revenues	$1,296.9	$1,249.9	3.8%		$3,822.4	$3,620.8	5.6%

Operating profit (loss)	$18.5	$(7.6)	NM	*	$44.0	$36.4	20.7%

Income from continuing operations	$32.9	$1.2	NM	*	$53.3	$31.5	69.0%
Income from continuing operations per diluted share	$0.58	$0.02	NM	*	$0.94	$0.55	70.9%

Adjusted income from continuing operations	$30.6	$24.2	26.4%		$69.9	$61.4	13.8%
Adjusted income from continuing operations per diluted share	$0.54	$0.42	28.6%		$1.23	$1.07	15.0%

Net income	$31.1	$1.5	NM	*	$49.4	$37.5	31.8%
Net income per diluted share	$0.55	$0.03	NM	*	$0.87	$0.65	33.8%

Net cash provided by operating activities of continuing operations	$20.0	$65.0	(69.2)%		$98.5	$104.9	(6.1)%

Adjusted EBITDA	$61.1	$49.1	24.3%		$150.8	$136.6	10.4%
Adjusted EBITDA margin	4.7%	3.9%	78	bps	3.9%	3.8%	17	bps

*	Not meaningful

This release refers to certain non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted income from continuing operations,” and “Adjusted income from continuing operations per diluted share”. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of underlying operational results and trends as well as the Company’s operational performance. Management also uses Adjusted EBITDA as a basis for planning and forecasting future periods. Please refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures. We round amounts in these schedules to millions and calculate all percentages and per-share data from the underlying whole-dollar amounts. As a result, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding.

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Third Quarter Performance

For the third quarter of fiscal 2016, revenues of approximately $1.3 billion increased 3.8% and organic revenue increased 2.2%, compared to the third quarter of fiscal 2015. This was due primarily to organic growth within the Company's Janitorial segment driven by an increase in scope of work with existing accounts, including continued Work Order (tag) sales growth and new business. Revenues also benefited from growth within the ABES (Technical Services) business.

On a GAAP basis, income from continuing operations was $32.9 million, or $0.58 per diluted share, compared to income from continuing operations of $1.2 million, or $0.02 per diluted share last year. The increase in income from continuing operations versus last year primarily reflects a benefit from taxes, and a lower self-insurance adjustment. Also benefiting the quarter were higher margin revenue within the Janitorial segment and higher revenue contribution from the ABES business, the Company's 2020 Vision savings initiatives, and one less working day during the quarter.

Adjusted income from continuing operations for the third quarter of 2016 was $30.6 million, or $0.54 per diluted share, compared to $24.2 million, or $0.42 per diluted share for the third quarter of fiscal 2015. The increase versus last year is attributable to the aforementioned factors, but excludes certain items impacting comparability. A full description of items impacting comparability can be found in the "Reconciliation of Non-GAAP Financial Measures" table.

Total net income for the third quarter of 2016 was $31.1 million, or $0.55 per diluted share, compared to net income of $1.5 million, or $0.03 per diluted share last year.

Adjusted EBITDA for the quarter was $61.1 million compared to $49.1 million in the third quarter of fiscal 2015 due to the aforementioned factors that impacted adjusted income from continuing operations. Adjusted EBITDA margin for the quarter was 4.7% versus 3.9% last year.

Scott Salmirs, President and Chief Executive Officer of ABM Industries, commented, "The results from the third quarter demonstrate how we continue to build upon the strong momentum we established during the first half of fiscal 2016. Our ability to deliver results consistently while executing our 2020 Vision transformation, underscores the quality of our organization."

Mr. Salmirs continued, "As we begin to structure ourselves by industry group, we look forward to increasing our visibility by end market, and account, which will ultimately enable us to drive the margin improvement we outlined as part of our 2020 Vision. We remain excited about our trajectory and the progress we are making thus far during Phase II."

Operating Results

For the third quarter of fiscal 2016, revenues increased by $47.0 million, or 3.8%, compared to the third quarter of fiscal 2015. This increase in revenues was attributable to organic growth stemming from tag sales and expansion of new and existing accounts within the Janitorial and Facility Services segments, increased scope of work within Other (Air Serv) operations, and higher revenues from the ABES business. In addition, acquisitions provided $19.3 million of incremental revenues during the quarter related to Westway in the United Kingdom, which is reflected in the Building & Energy Solutions segment. The Parking segment also contributed to the Company's growth for the quarter.

Operating profit for the quarter was $18.5 million compared to operating loss of $7.6 million in the third quarter of fiscal 2015. The increase versus last year is primarily attributable to a lower self-insurance adjustment, in addition to higher margin revenue within the Janitorial segment, and higher revenue

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contribution from the ABES business. Operating profit also benefited from savings from the Company's 2020 Vision initiatives, and one less working day.

Liquidity & Capital Structure

The Company ended the quarter with total debt, including standby letters of credit, of $357.0 million. Total debt to proforma adjusted EBITDA was approximately 1.8x.

During the quarter, the Company repurchased approximately 0.3 million shares of common stock for $9.7 million. As of July 31, 2016, the Company had $157.3 million of remaining buyback availability under the $200.0 million share repurchase program.

In addition, the Company paid a quarterly cash dividend of $0.165 per common share for a total distribution of $9.2 million.

Declaration of Quarterly Cash Dividend

The Company also announced that the Board of Directors has declared a cash dividend of $0.165 per common share for the fourth quarter of fiscal 2016 payable on November 7, 2016 to shareholders of record on October 6, 2016. This will be the Company's 202nd consecutive quarterly cash dividend.

Fiscal 2016 Guidance

The Company now expects GAAP income from continuing operations of $1.30 to $1.35 per diluted share for fiscal year 2016, or adjusted income from continuing operations of $1.70 to $1.75 per diluted share. This increased guidance is due to an increased benefit of timing associated with investments in people, processes and systems that have not yet occurred, the recognition of certain discrete tax items, and higher-than-expected 2020 Vision savings.

Conference Call Information

ABM will host its quarterly conference call for all interested parties on Thursday, September 8, 2016 at 8:30 AM (ET). The live conference call can be accessed via audio webcast at the "Investors" section of the Company's website, located at www.abm.com, or by dialing (877) 664-7395 approximately 15 minutes prior to the scheduled time.

A supplemental presentation will accompany the webcast on the Company's website.

A replay will be available approximately two hours after the recording through September 15, 2016 and can be accessed by dialing (855) 859-2056 and then entering ID #13170692.  An archive will also be available on the ABM website for 90 days.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of approximately $4.9 billion and over 100,000 employees in 300+ offices throughout the United States and various international locations. ABM’s comprehensive capabilities include janitorial, electrical & lighting, energy solutions, facilities engineering, HVAC & mechanical, landscape & turf, mission critical solutions and parking, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, data centers,

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manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements.In this context, ABM Industries Incorporated (“ABM”) and its subsidiaries (collectively referred to as “ABM,” “we,” “us,” “our,” or the “Company”). We make forward-looking statements related to future expectations, estimates and projections that are uncertain, and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. For us, particular uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include: (1) the extent to which changes to our business, operating structure, capital structure, or personnel relating to the implementation of our 2020 Vision strategic transformation initiative are successful; (2) the effectiveness of our risk management and safety programs; (3) the extent to which changes in estimates of ultimate insurance losses could result in a material charge against our earnings; (4) our ability to preserve long-term client relationships; (5) our ability to attract and retain qualified personnel and senior management; (6) our success in identifying, acquiring, and integrating synergistic businesses; (7) our ability to continue to gain business despite competitive pressures; (8) the impact of costs that we cannot pass through to clients; (9) the effect of negative or unexpected tax consequences; (10) the achievement of expected benefits from our captive insurance company; (11) the impact of losses from accidents or other incidents at facilities in which we operate; (12) changes in energy prices and government regulations; (13) significant delays or reductions in appropriations for our government contracts; (14) potential failure of our joint venture partners to perform their obligations; (15) the effect of changes to federal health care reform legislation; (16) potential cyber-security breaches, information technology interruptions, data loss, or business continuity risks; (17) the effectiveness of managing operations in areas of military conflict; (18) the impact of a reduction in commercial office building occupancy; (19) the impact of deterioration in general economic conditions; (20) client-specific developments, such as financial difficulties or bankruptcy; (21) future increases in the level of our debt or in interest rates; (22) our ability to fund our operations and pay our debt obligations; (23) impairment of goodwill and long-lived assets; (24) unfavorable developments in our class and representative actions and other lawsuits alleging various claims; (25) changes in immigration laws or enforcement actions or investigations under such laws; (26) the impact of liabilities associated with participation in multiemployer pension plans; (27) disruptions to our business through the actions of activist investors; and (28) weather conditions, catastrophic events and disasters, and terrorist attacks. The list of factors above is illustrative and by no means exhaustive. Additional information regarding these and other risks and uncertainties we face is contained in our Annual Report on Form 10-K for the year ended October 31, 2015 and in other reports we file from time to time with the Securities and Exchange Commission (including all amendments to those reports). We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward- looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations as adjusted for items impacting comparability, for the third quarter of fiscal years 2016 and 2015. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s marketplace performance. In addition, the Company has presented earnings before income from discontinued operations, net of income tax benefit, interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the third quarter of fiscal years 2016 and 2015. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

Contact:
Investor & Media Relations:	Susie Choi
(212) 297-9721
susie.choi@abm.com

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Financial Schedules

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended July 31,		Increase /
($ in millions, except per share amounts)	2016	2015	(Decrease)
Revenues	$1,296.9	$1,249.9	3.8%
Expenses
Operating	1,166.5	1,156.3	0.9%
Selling, general and administrative	102.8	92.8	10.7%
Restructuring and related	3.3	2.2	51.0%
Amortization of intangible assets	5.8	6.2	(6.2)%
Total expenses	1,278.4	1,257.5	1.7%
Operating profit (loss)	18.5	(7.6)	NM	*
Income from unconsolidated affiliates, net	2.1	2.6	(22.0)%
Interest expense	(2.6)	(2.4)	8.8%
Income (loss) from continuing operations before income taxes	18.0	(7.4)	NM	*
Income tax benefit	14.9	8.6	73.8%
Income from continuing operations	32.9	1.2	NM	*
Net (loss) income from discontinued operations	(1.8)	0.3	NM	*
Net income	$31.1	$1.5	NM	*
Net income per common share — basic
Income from continuing operations	$0.58	$0.02	NM	*
(Loss) income from discontinued operations	(0.03)	0.01	NM	*
Net income	$0.55	$0.03	NM	*
Net income per common share — diluted
Income from continuing operations	$0.58	$0.02	NM	*
(Loss) income from discontinued operations	(0.03)	0.01	NM	*
Net Income	$0.55	$0.03	NM	*
Weighted-average common and common equivalent shares outstanding
Basic	56.2	56.8
Diluted	56.8	57.5
Dividends declared per common share	$0.165	$0.160

*	Not meaningful

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Nine Months Ended July 31,		Increase /
($ in millions, except per share amounts)	2016	2015	(Decrease)
Revenues	$3,822.4	$3,620.8	5.6%
Expenses
Operating	3,445.2	3,281.9	5.0%
Selling, general and administrative	295.1	282.1	4.6%
Restructuring and related	19.3	2.2	NM *
Amortization of intangible assets	18.8	18.2	3.2%
Total expenses	3,778.4	3,584.4	5.4%
Operating profit	44.0	36.4	20.7%
Income from unconsolidated affiliates, net	5.3	6.3	(15.8)%
Interest expense	(7.7)	(7.6)	1.2%
Income from continuing operations before income taxes	41.6	35.1	18.3%
Income tax benefit (provision)	11.7	(3.6)	NM *
Income from continuing operations	53.3	31.5	69.0%
Net (loss) income from discontinued operations	(3.9)	6.0	NM *
Net income	$49.4	$37.5	31.8%
Net income per common share — basic
Income from continuing operations	$0.94	$0.56	67.9%
(Loss) income from discontinued operations	(0.06)	0.10	NM *
Net income	$0.88	$0.66	33.3%
Net income per common share — diluted
Income from continuing operations	$0.94	$0.55	70.9%
(Loss) income from discontinued operations	(0.07)	0.10	NM *
Net Income	$0.87	$0.65	33.8%
Weighted-average common and common equivalent shares outstanding
Basic	56.4	56.7
Diluted	56.9	57.4
Dividends declared per common share	$0.495	$0.480

*	Not meaningful

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended July 31,
(in millions)	2016	2015
Net cash provided by operating activities of continuing operations	$20.0	$65.0
Net cash used in operating activities of discontinued operations	(3.1)	(2.6)
Net cash provided by operating activities	$16.9	$62.4
Purchase of businesses, net of cash acquired	$—	$(15.0)
Other	(11.5)	(6.9)
Net cash used in investing activities of continuing operations	(11.5)	(21.9)
Net cash used in investing activities of discontinued operations	—	(0.1)
Net cash used in investing activities	$(11.5)	$(22.0)
Proceeds from issuance of share-based compensation awards, net of taxes withheld	$3.2	$3.0
Incremental tax benefit from share-based compensation awards	(0.5)	0.5
Repurchases of common stock	(9.7)	(12.1)
Dividends paid	(9.2)	(9.1)
Borrowings from line of credit	242.7	272.0
Repayment of borrowings from line of credit	(227.3)	(273.9)
Financing of energy savings performance contracts	4.7	—
Changes in book cash overdrafts	(3.1)	0.6
Repayment of capital lease obligations	(0.3)	(0.6)
Net cash provided by (used in) financing activities	$0.5	$(19.6)

	Nine Months Ended July 31,
(in millions)	2016	2015
Net cash provided by operating activities of continuing operations	$98.5	$104.9
Net cash used in operating activities of discontinued operations	(25.6)	(3.5)
Net cash provided by operating activities	$72.9	$101.4
Purchase of businesses, net of cash acquired	$(81.0)	$(19.2)
Other	(21.8)	(16.5)
Net cash used in investing activities of continuing operations	(102.8)	(35.7)
Net cash used in investing activities of discontinued operations	(3.1)	(0.2)
Net cash used in investing activities	$(105.9)	$(35.9)
Proceeds from issuance of share-based compensation awards, net of taxes withheld	$5.7	$16.5
Incremental tax benefit from share-based compensation awards	—	1.7
Repurchases of common stock	(31.2)	(20.0)
Dividends paid	(27.7)	(27.0)
Deferred financing costs paid	(0.1)	(0.3)
Borrowings from line of credit	779.3	729.3
Repayment of borrowings from line of credit	(713.0)	(744.0)
Financing of energy savings performance contracts	15.3	—
Changes in book cash overdrafts	1.8	(5.3)
Repayment of capital lease obligations	(1.0)	(1.9)
Net cash provided by (used in) financing activities	$29.1	$(51.0)

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in millions)	July 31, 2016	October 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$51.6	$55.5
Trade accounts receivable, net of allowances	774.1	742.9
Prepaid expenses	92.7	68.6
Other current assets	27.6	27.0
Total current assets	946.0	894.0
Other investments	29.6	35.7
Property, plant and equipment, net of accumulated depreciation	76.8	74.0
Other intangible assets, net of accumulated amortization	111.5	111.4
Goodwill	910.6	867.5
Deferred income tax asset, net	32.7	34.1
Other noncurrent assets	132.2	114.0
Total assets	$2,239.4	$2,130.7
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade accounts payable	$177.5	$179.1
Accrued compensation	128.9	128.8
Accrued taxes—other than income	44.0	31.6
Insurance claims	92.9	90.0
Income taxes payable	0.6	8.9
Other accrued liabilities	144.1	129.8
Total current liabilities	588.0	568.2
Noncurrent income taxes payable	34.2	53.2
Line of credit	224.3	158.0
Noncurrent insurance claims	329.7	297.4
Other noncurrent liabilities	65.3	46.4
Total liabilities	1,241.5	1,123.2
Total stockholders' equity	997.9	1,007.5
Total liabilities and stockholders’ equity	$2,239.4	$2,130.7

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended July 31,		Increase/
($ in millions)	2016	2015	(Decrease)
Revenues
Janitorial	$691.8	$678.5	2.0%
Facility Services	146.2	147.3	(0.8)%
Parking	167.7	162.0	3.5%
Building & Energy Solutions	167.8	149.1	12.5%
Other	123.5	113.0	9.3%
Total revenues	$1,296.9	$1,249.9	3.8%
Operating profit (loss):
Janitorial	$43.8	$32.9	33.3%
Facility Services	7.9	6.0	31.7%
Parking	7.6	7.8	(2.1)%
Building & Energy Solutions	10.5	8.1	29.6%
Other	5.8	4.5	27.8%
Corporate	(55.8)	(62.5)	(10.8)%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(1.3)	(2.6)	(50.5)%
Adjustment for tax deductions for energy efficient government buildings, included in Building & Energy Solutions	(0.1)	(1.8)	(94.0)%
Total operating profit (loss)	18.5	(7.6)	NM *
Income from unconsolidated affiliates, net	2.1	2.6	(22.0)%
Interest expense	(2.6)	(2.4)	8.8%
Income (loss) from continuing operations before income taxes	18.0	(7.4)	NM *
Income tax benefit	14.9	8.6	73.8%
Income from continuing operations	32.9	1.2	NM *
Net (loss) income from discontinued operations	(1.8)	0.3	NM *
Net income	$31.1	$1.5	NM *

*	Not meaningful

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Nine Months Ended July 31,		Increase/
($ in millions)	2016	2015	(Decrease)
Revenues
Janitorial	$2,063.9	$2,004.0	3.0%
Facility Services	447.6	449.3	(0.4)%
Parking	494.4	471.2	4.9%
Building & Energy Solutions	470.7	390.0	20.7%
Other	345.8	306.3	12.9%
Total revenues	$3,822.4	$3,620.8	5.6%
Operating profit
Janitorial	$112.3	$106.6	5.4%
Facility Services	19.9	18.5	7.5%
Parking	19.0	21.0	(9.9)%
Building & Energy Solutions	19.9	12.5	59.3%
Other	11.1	10.1	9.1%
Corporate	(132.4)	(124.2)	6.6%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(4.6)	(6.3)	(27.5)%
Adjustment for tax deductions for energy efficient government buildings, included in Building & Energy Solutions	(1.2)	(1.8)	(31.8)%
Total operating profit	44.0	36.4	20.7%
Income from unconsolidated affiliates, net	5.3	6.3	(15.8)%
Interest expense	(7.7)	(7.6)	1.2%
Income from continuing operations before income taxes	41.6	35.1	18.3%
Income tax benefit (provision)	11.7	(3.6)	NM *
Income from continuing operations	53.3	31.5	69.0%
Net (loss) income from discontinued operations	(3.9)	6.0	NM *
Net income	$49.4	$37.5	31.8%

*	Not meaningful

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

($ in millions, except per share amounts)	Three Months Ended July 31,		Nine Months Ended July 31,
	2016	2015	2016	2015
Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations
Adjusted income from continuing operations	$30.6	$24.2	$69.9	$61.4
Items impacting comparability:
Gain from equity investment(a)	$0.9	$—	0.9	—
CEO/CFO Change(b)	—	—	—	(4.6)
Self-insurance adjustment	(19.8)	(35.8)	(30.5)	(38.8)
Rebranding	—	—	—	(0.1)
U.S. Foreign Corrupt Practices Act investigation(c)	(0.1)	—	(0.1)	(0.2)
Onsite realignment	—	(0.5)	—	(1.3)
Restructuring and related(d)	(3.3)	(1.7)	(18.9)	(1.7)
Acquisition costs	—	(0.2)	(1.1)	(0.9)
Litigation and other settlements(e)	(4.6)	(1.2)	(9.5)	(3.5)
Total items impacting comparability	(26.9)	(39.4)	(59.2)	(51.1)
Income tax benefit(f)	29.2	16.4	42.6	21.2
Items impacting comparability, net of taxes	2.3	(23.0)	(16.6)	(29.9)
Income from continuing operations	$32.9	$1.2	$53.3	$31.5

	Three Months Ended July 31,		Nine Months Ended July 31,
	2016	2015	2016	2015
Reconciliation of Adjusted EBITDA to Net Income
Adjusted EBITDA	$61.1	$49.1	$150.8	$136.6
Items impacting comparability	(26.9)	(39.4)	(59.2)	(51.1)
Net (loss) income from discontinued operations	(1.8)	0.3	(3.9)	6.0
Income tax benefit (provision)	14.9	8.6	11.7	(3.6)
Interest income from energy efficient government buildings(g)	0.3	—	0.9	—
Interest expense	(2.6)	(2.4)	(7.7)	(7.6)
Depreciation and amortization	(13.8)	(14.7)	(43.2)	(42.8)
Net income	$31.1	$1.5	$49.4	$37.5

	Three Months Ended July 31,		Nine Months Ended July 31,
	2016	2015	2016	2015
Reconciliation of Adjusted Income from Continuing Operations per Diluted Share to Income from Continuing Operations per Diluted Share
Adjusted income from continuing operations per diluted share	$0.54	$0.42	$1.23	$1.07
Items impacting comparability, net of taxes	0.04	(0.40)	(0.29)	(0.52)
Income from continuing operations per diluted share	$0.58	$0.02	$0.94	$0.55
Diluted shares	56.8	57.5	56.9	57.4

(a) The Company's share of a gain associated with property sales completed by one of its investments in a low income housing partnership.

(b) Represents severance and other costs related to the departure of our former CEO and CFO.

(c) Includes legal and other cost incurred in connection with an internal investigation into a foreign entity affiliated with a former joint venture partner.

(d) Includes costs for 2020 Vision Transformation Initiative, net of the reversal of certain share-based compensation costs.

(e) Includes costs related to a reserve established for an outstanding client receivable that is being litigated, and based on recent unfavorable developments, a significant portion of the outstanding receivable amount is no longer deemed collectible.

(f) Includes a tax benefit of $18.0 million related to expiring statutes of limitations.

(g) Adjusted EBITDA does not include interest income for certain long term energy contracts, in which case a gross up of both interest income and interest expense is being recorded.

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

2016 GUIDANCE

	Year Ended October 31, 2016
	Low Estimate	High Estimate
Reconciliation of Adjusted Income from Continuing Operations per Diluted Share to Income from Continuing Operations per Diluted Share
Previously announced adjusted income from continuing operations per diluted share	$1.55	$1.65
Increase(a)	0.15	0.10
Revised adjusted income from continuing operations per diluted share	$1.70	$1.75
Adjustments(b)	(0.40)	(0.40)
Income from continuing operations per diluted share	$1.30	$1.35

(a) Represents an increased benefit from timing associated with investments that have not yet occurred, the recognition of certain discrete tax items, and higher 2020 vision savings.

(b) Adjustments include tax benefit related to expiring statues of limitations, costs associated with the strategic review and realignment, legal settlements, adjustments to self-insurance reserves pertaining to prior year's claims and other unique items impacting comparability.

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